EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated November 30, 2017 relating to INmune Bio, Inc.’s consolidated financial statements as of December 31, 2016 and 2015 and for the year ended December 31, 2016 and for the period from September 25, 2015 (Inception) to December 31, 2015. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

November 30, 2017